As filed with the Securities and Exchange Commission on January 27, 1998.
                                               Registration No. 333-22443
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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

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                  POST EFFECTIVE AMENDMENT NO. 1
                                TO
                            FORM SB-2

                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933

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                      ILLUMINATED MEDIA INC.
          (Name of Small Business Issuer in its Charter)

                   ----------------------------
Minnesota                      7319                             41-1744582
(State of           (Primary Standard Industrial       (I.R.S. Employer
 Incorporation)      Classification Code Number)        Identification No.)

Rand Tower, Suite 1530, 527 Marquette Avenue, Minneapolis, Minnesota 55402
             Telephone 612/338-3554 FAX 612/370-0381
 (Address and telephone number of principal executive offices, and of intended principal place of business)

             Robert H. Blank, Chief Executive Officer
                     Illuminated Media, Inc.
Rand Tower, Suite 1530, 527 Marquette Avenue, Minneapolis, Minnesota 55402
             Telephone 612/338-3554 FAX 612/370-0381
    (Name, address and telephone number of agent for service)

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                            Copies to:

Richard P. Keller, Esq.               Michael L. Berde, Esq.
Keller & Lokken, P.A.                 Kevin S. Spreng, Esq.
332 Minnesota Street, Suite W790      Furber Timmer Zahn, PLLP
St. Paul, Minnesota 55101             333 South Seventh St., Suite 2100
(612) 292-1001                        Minneapolis, MN 55402
(612) 292-8912 (FAX)                  (612) 338-3965
                                      (612) 330-0959 (FAX)
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
     This Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, No. 333-2243, is being filed by Illuminated Media Inc., to remove from registration under the Securities Act of 1933, as amended, all securities previously registered pursuant to such Registration Statement. No further offering of such securities will be made.

     (Since the minimum amount was not sold in the registrant's public offering, such offering was terminated and all proceeds previously received were promptly returned to subscribers.)

                            Signatures

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, in the City of Minneapolis, State of Minnesota, on January 26, 1998.

                                       ILLUMINATED MEDIA, INC.


                                       /s/ ROBERT H. BLANK
                                       By: Robert H. Blank,
                                           Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to its Registration Statement was signed by the following persons in the capacities and on the dates stated.

     Signature        Title               Dated:


/s/ ROBERT H. BLANK
Robert H. Blank     President,
                    Chief Executive Officer,      January 26, 1998
                    Chief Financial Officer,
                    and Director (Principal
                    Executive Officer,
                    Principal Financial Officer,
                    Principal Accounting Officer)


                 Director  )
Kenneth Olsen              )
                           )
                           )
                 Director  )         By:/s/ ROBERT H. BLANK
Steve Unverzagt            )             Robert H. Blank
                           )             Attorney-in-Fact
                           )
                 Director  )
Mark T. Hepburn            )
                                     January 26, 1998


                 Director
Mark Verplaeste